--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 9, 1999
                                                 ----------------

                         PentaStar Communications, Inc.
              ----------------------------------------------------
             (Exact Name of registrant as specified in its charter)


        Delaware                     0-27709                84-1502003
-------------------------         ------------         -------------------
(State or other jurisdic-         (Commission            (IRS Employer
 tion of incorporation)           File Number)         Identification No.)

       1522 Blake Street, Denver, Colorado                      80202
       ----------------------------------------              ----------
       (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code (303) 825-4400
                                                         ----------------

                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------

ITEM  5.   OTHER EVENTS

     On August 16, 1999, PentaStar Communications, Inc. ("PentaStar") filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to its common stock. The registration statement became effective on October 26, 1999 and PentaStar successfully completed its initial public offering (the "Offering").

     On August 13, 1999, PentaStar entered into acquisition agreements with the shareholders of ICM Communications Integration, Inc. ("ICM") and DMA Ventures, Inc., d/b/a/ Access Communications ("Access") (together, the "Acquired Companies"), to acquire all of the shares of ICM and Access immediately prior to the completion of the Offering. The registration statement and final prospectus included in the registration statement contained interim financial statements of ICM and Access as of June 30, 1999 and for the six months then ended.

     Effective October 26, 1999, PentaStar completed the acquisitions of the Acquired Companies and became the parent company of the Acquired Companies. As a result, for periods beginning October 26, 1999, the financial statements of both ICM and Access will be reported in the consolidated financial statements of PentaStar. However, for the period from January 1, 1999 through October 25, 1999, the financial statements for ICM and Access will be reported separately, rather than in the consolidated financial statements of PentaStar. This report contains the financial statements of ICM and Access as of September 30, 1999 and for the three and nine months then ended.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
ICM COMMUNICATIONS INTEGRATION, INC.
  Balance Sheets............................................    1
  Statements of Operations..................................    2
  Statements of Operations..................................    3
  Statements of Cash Flows..................................    4
  Notes to Financial Statements.............................    5
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................    9
DMA VENTURES, INC., DBA ACCESS COMMUNICATIONS
  Balance Sheets............................................   12
  Statements of Operations..................................   13
  Statements of Operations..................................   14
  Statements of Cash Flows..................................   15
  Notes to Financial Statements.............................   16
  Management's Discussion and Analysis of Financial
    Condition and Results of Operations.....................   22

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1998           1999
                                                             ------------   -------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $  138           $  180
  Accounts receivable, net..................................     1,229            1,435
  Related party receivables.................................        27               --
  Deferred income taxes.....................................        90               90
  Prepaid expenses and other................................        79              157
                                                                ------           ------
          Total current assets..............................     1,563            1,862
Property and equipment, net................................        178              153
Deferred income taxes.......................................        13               13
Other assets -- Related Party Note Receivable...............       281              553
                                                                ------           ------
          Total assets......................................    $2,035           $2,581
                                                                ======           ======

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................    $    4           $  136
  Accounts payable and accrued expenses.....................       101              218
  Compensation related accruals.............................       465              507
  Income taxes payable......................................       442              492
  Deferred revenue..........................................       159              288
  Shareholder note payable..................................        31               29
                                                                ------           ------
          Total current liabilities.........................     1,202            1,670
                                                                ------           ------
Commitments and contingencies (Notes 2 and 6)
Shareholders' equity:
  Common stock, no par value; 1,000,000 shares authorized;
     520,000 shares issued and 514,000 shares outstanding...        --               --
  Retained earnings.........................................       833              911
                                                                ------           ------
          Total shareholders' equity........................       833              911
                                                                ------           ------
          Total liabilities and shareholders' equity........    $2,035           $2,581
                                                                ======           ======

  The accompanying notes to financial statements are an integral part of these balance sheets.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1998      1999
                                                             -------   -------
                                                                (UNAUDITED)
Revenues:
  Advanced communications services.........................  $2,346    $2,520
  Basic dial tone services.................................     336       489
                                                             ------    ------
                                                              2,682     3,009
                                                             ------    ------
Costs and Expenses:
  Salaries and commissions.................................   1,915     2,117
  Other general and administrative expenses................     552       759
                                                             ------    ------
                                                              2,467     2,876
                                                             ------    ------
          Income from operations...........................     215       133
                                                             ------    ------
Other (Income) Expense:
  Interest income..........................................      (4)       (1)
  Interest expense.........................................       1         6
                                                             ------    ------
          Other (income) expense...........................      (3)        5
                                                             ------    ------
Income Before Provision for Income Taxes...................     218       128
  Provision for income taxes...............................      85        50
                                                             ------    ------
Net Income.................................................  $  133    $   78
                                                             ======    ======

  The accompanying notes to financial statements are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                             THREE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                             ------------------
                                                               1998      1999
                                                             -------   -------
                                                                (UNAUDITED)
Revenues:
  Advanced communications services.........................  $  708    $  725
  Basic dial tone services.................................     139       141
                                                             ------    ------
                                                                847       866
                                                             ------    ------
Costs and Expenses:
  Salaries and commissions.................................     688       753
  Other general and administrative expenses................     193       321
                                                             ------    ------
                                                                881     1,074
                                                             ------    ------
          Loss from operations....................              (34)     (208)
                                                             ------    ------
Other (Income) Expense:
  Interest income..........................................      (1)       --
  Interest expense.........................................      --         2
                                                             ------    ------
          Other (income) expense...........................      (1)        2
                                                             ------    ------
Loss Before Benefit for Income Taxes.......................     (33)     (210)
  Benefit for income taxes.................................     (11)      (83)
                                                             ------    ------
Net Loss...................................................  $  (22)   $ (127)
                                                             ======    ======

  The accompanying notes to financial statements are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               1998       1999
                                                              ------     ------
                                                                (UNAUDITED)
Cash Flows from Operating Activities:
  Net income................................................  $ 133      $  78
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Provision for disputed items...........................     61         19
     Depreciation...........................................     27         36
     Changes in operating assets and liabilities --
       Accounts receivable..................................   (269)      (198)
       Prepaid expenses and other...........................    (69)       (78)
       Accounts payable and accrued expenses................     36        159
       Income taxes.........................................     19         50
       Deferred revenue.....................................    186        129
                                                              -----      -----
          Net cash provided by operating activities.........    124        195
                                                              -----      -----
Cash Flows from Investing Activities:
  Purchase of property and equipment........................    (78)       (11)
  Advances to related parties...............................   (127)      (272)
                                                              -----      -----
          Net cash used in investing activities.............   (205)      (283)
                                                              -----      -----
Cash Flows from Financing Activities:
  Net change in line of credit..............................     --        132
  Treasury stock repurchase.................................     --         (2)
  Payments on capital lease obligations.....................     (8)        --
                                                              -----      -----
          Net cash provided by (used in) financing
            activities......................................     (8)       130
                                                              -----      -----
Net (Decrease) Increase in Cash and Cash Equivalents........    (89)        42
Cash and Cash Equivalents, beginning of period..............    181        138
                                                              -----      -----
Cash and Cash Equivalents, end of period....................  $  92      $ 180
                                                              =====      =====
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest....................................  $   1      $   6
                                                              =====      =====
  Cash paid for taxes.......................................  $  66      $  --
                                                              =====      =====
Supplemental Schedule of Non Cash Investing and Financing
  Activities:
  Acquisition of treasury stock for note payable............  $  38      $  --
                                                              =====      =====

  The accompanying notes to financial statements are an integral part of these statements.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

(1) BUSINESS AND ORGANIZATION

     ICM Communications Integration, Inc., a Washington corporation (the "Company"), was incorporated on January 3, 1995. On July 31, 1997, International Communications Management, Inc. (the former parent of the Company) distributed its shares in the Company to its shareholders.

  Dependence Upon U S WEST

     The Company acts as a sales agent for and generates substantially all of its revenues from U S WEST Communications, Inc. ("U S WEST"), a regional Bell operating company. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation - Interim Financial Information

     The financial statements as of and for the three and nine months ended September 30, 1998 and 1999, are unaudited and prepared by the Company pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission; however, they include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation of the financial position and results of operations for these periods. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year.

  Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over the following estimated useful lives:

                                                          ESTIMATED USEFUL
                                                           LIFE IN YEARS
                                                          ----------------
Computer and telephone equipment........................        3-5
Office furniture and fixtures...........................          7

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  Revenue Recognition

     Revenue and the related commission expense are recognized in the month when services are installed by U S WEST. Deferred revenue in the accompanying balance sheets represents cash collected from U S WEST on uninstalled services.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                  (UNAUDITED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments on the accompanying balance sheets approximates their fair value because of their short-term nature.

  Concentration of Credit Risk

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

  Asset Impairment

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets, which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

  Advertising and Promotion

     Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising occurs.

  Income Taxes

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

     Prior to July 31, 1997, the Company was included in the consolidated tax return of International Communications Management, Inc. (the "Parent"). The Company paid or received from the Parent, the incremental taxes resulting from its inclusion in the consolidated tax return. The amounts reported in the Company's financial statements approximates the amounts which would have been reported had the Company been a stand-alone tax payor.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                  (UNAUDITED)

  Recent Accounting Pronouncements

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") which is as amended by SFAS No. 137. The Company is required to adopt SFAS No. 133 in the year ended December 31, 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not evaluated the impact of adopting SFAS No. 133.

(3) BORROWINGS

  Line of Credit

     In June 1997, the Company established a line of credit with SeaFirst Bank ("SeaFirst"), which permits the Company to borrow up to $50 at a rate equal to the prime rate plus 3%. The line of credit expires on November 5, 1999. A related party, who is a shareholder and director, guarantees borrowings under the agreement. The line of credit was increased to $150 in April of 1999 and three additional shareholders and directors became guarantors.

(4) RETIREMENT SAVING PLAN

     The Company adopted an IRA plan in October 1997. Under the plan, qualified employees may elect to defer up to $6 of their calendar year compensation. The plan provides for contributions by the Company to match the first 3% of the qualified compensation. The Company may match less than 3%, but not below 1%, in no more than two out of the past five years. Alternatively, the Company may contribute 2% of compensation to all eligible employees, whether or not they participate in the plan.

(5) RELATED-PARTY TRANSACTIONS

  Noncurrent Receivable

     The Company has a note receivable from a related entity. The related entity and the Company have some common shareholders. The receivable consists of cash advances, commissions receivable from sales made on behalf of the related entity and shared expenses. Management believes that the amount is fully collectible and repayments will begin in the year 2000.

     Amounts charged to the related entity for the shared expenses, commissions earned from the sales made on behalf of the related entity and cash advances to the related entity were as follows:

                                                         NINE MONTHS
                                                            ENDED
                                                        SEPTEMBER 30,
                                                        --------------
                                                         1998    1999
                                                        ------  ------
                                                         (UNAUDITED)
Commissions earned.....................................  $20     $78
Salaries and bonuses...................................   31      68
Other expenses.........................................   34      30
Cash advances..........................................   47      96

  Current Receivables

     The Company had a note receivable from one of its shareholders. Interest accrued at 12% per annum and the monthly principal and interest payments were $1. The note was repaid in September 1999.

     The Company had a $25 non-interest bearing receivable from a related entity outstanding at December 31, 1998. The advance was repaid in July 1999.

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                  (UNAUDITED)

  Shareholder Notes Payable

     In November 1998, the Company repurchased six shares of non-par stock from a shareholder for $38. Consideration for the repurchase was a note payable with monthly payments of $3, maturing in October of 1999. Interest accrues at a rate of 6%.

  Sublease Income

     In October 1998, the Company sublet space to a related entity. The terms of the sublease mirror the terms of the master lease. The related entity is responsible for all lease payments and related property expenses.

  Guarantees

     In June 1997, a shareholder and director guaranteed the Company's line of credit from SeaFirst Bank. Subsequent to December 31, 1998, the line of credit was amended to include among other things, additional shareholders and directors as guarantors.

(6) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Company is involved in litigation which arose in the ordinary course of business. It is the opinion of management and counsel that the outcome of such litigation will not have a material effect on the financial statements of the Company.

(7) SUBSEQUENT EVENT

     On August 13, 1999, the shareholders of the Company entered into a definitive agreement with PentaStar Communications, Inc. ("PentaStar"), pursuant to which all outstanding shares of the Company's stock would be exchanged for cash and shares of PentaStar common stock. The transaction was completed on October 26, 1999 for approximately $1,923 in cash and 165,000 shares of PentaStar common stock. The cash portion of the consideration is subject to adjustment based upon certain closing balance sheet amounts. Additional shares of PentaStar common stock may be issued to one of the shareholders based upon the relative earnings performance of the Company to that of other acquired companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain matters discussed in this Report are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement includes words such as "anticipates," "expects," "believes" and "intends" or other similar words. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes are described in detail in PentaStar's Registration Statement on Form SB-2 (No. 333-85281) under the heading "Risk Factors" and include:

o The Company's reliance on regional bell operating companies and other service providers for communications services.

o The Company's ability to increase revenues from service providers other than local access service providers.

     Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date here of and PentaStar undertakes no obligations to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GENERAL

     The following discussion and analysis of financial condition and results of operations of ICM Communications Integration, Inc. ("ICM" or the "Company"), should be read in conjunction with the financial statements as of September 30, 1999 and for the nine months and three months ended September 30, 1999, which provide additional information regarding financial condition and operating results.

     On August 13, 1999, the shareholders of the Company entered into an acquisition agreement with PentaStar pursuant to which all outstanding shares of the Company's stock would be exchanged for cash and shares of PentaStar common stock.

     The acquisition of ICM was structured to be completed and closed immediately prior to PentaStar's Offering. The closing of the acquisition of ICM was a condition imposed by the underwriters of the Offering to the closing of the Offering. As a result of this structure, significant disclosures regarding ICM's operations, financial statements, contracts and policies and procedures were included in PentaStar's registration statement on Form SB-2 under the Securities Act of 1933 filed with the Securities and Exchange Commission on August 16, 1999. The registration statement became effective on October 26, 1999 and PentaStar successfully closed on the acquisition of ICM and completed the Offering. Accordingly, from and after October 26, 1999, PentaStar is the parent company of ICM and the financial statements of ICM will be reported in the consolidated financial statements of PentaStar.

     "Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be reflective of the continuing results of operations and financial condition of ICM as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

RESULTS OF OPERATIONS

  Nine-month period ended September 30, 1998 compared to the nine-month period ended September 30, 1999

     Revenues. Advanced communications services revenues increased $174,000, or 7.4%, from $2,346,000 for the period ended September 30, 1998 to $2,520,000 for the period ended September 30, 1999. This increase was primarily attributable to increased focus on selling advanced communications services, primarily for data. Basic dial tone services revenues increased $153,000, or 45.5%, from $336,000 for the period ended September 30, 1998 to $489,000 for the period ended September 30, 1999. This increase was primarily attributable to the creation of a specific group dedicated to selling basic dial tone services.

     Costs and expenses. Salaries and commissions increased $202,000, or 10.5%, from $1,915,000 for the period ended September 30, 1998 to $2,117,000 for the period ended September 30, 1999. This increase was primarily attributable to increased staffing in sales, operations and accounting and additional commissions due to increased revenues. Other general and administrative expenses increased $207,000, or 37.5%, from $552,000 for the period ended September 30, 1998 to $759,000 for the period ended September 30, 1999. This increase was primarily due to professional fees and other non-recurring costs associated with the acquisition agreement and Offering with PentaStar together with increases in general overhead expenses such as supplies and utilities and a minor increase in rent.

     Income from operations. Income from operations decreased $82,000, or 38.1%, from $215,000 for the period ended September 30, 1998 to $133,000 for the period ended September 30, 1999. This decrease was primarily attributable to the increases in costs and expenses discussed above. Income from operations decreased from 8.0% of revenues for the period ended September 30, 1998 to 4.4% of revenues for the period ended September 30, 1999 as a result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, decreased $8,000, from income of $3,000 for the period ended September 30, 1998 to an expense of $5,000 for the period ended September 30, 1999. Interest income, net of expense, consists of interest on available cash balances less interest expense associated with a line of credit.

     Income taxes. Provision for income taxes decreased $35,000, or 41.2%, from $85,000 for the period ended September 30, 1998 to $50,000 for the period ended September 30, 1999. The effective tax rate was 39.0% in the 1998 period and increased to 39.1% in the 1999 period.

     Net income. For the reasons discussed above, net income decreased $55,000, or 41.4%, from $133,000 for the period ended September 30, 1998 to $78,000 for the period ended September 30, 1999.


  Three month period ended September 30, 1998 compared to the three month period ended September 30, 1999

     Revenues. Advanced communications services revenues increased $17,000, or 2.4%, from $708,000 for the period ended September 30, 1998 to $725,000 for the period ended September 30, 1999. This increase was primarily attributable to increased focus on selling advanced communications services, primarily for data. The increase was less than the percentage increase for the nine month period because attention was diverted from the core operations of the Company as it focused its attention on the acquisition agreement and Offering with PentaStar during the third quarter. Basic dial tone services revenues remained relatively constant for the period ended September 30, 1998 as compared to the period ended September 30, 1999.

     Costs and expenses. Salaries and commissions increased $65,000, or 9.4%, from $688,000 for the period ended September 30, 1998 to $753,000 for the period ended September 30, 1999. This increase was primarily attributable to increased staffing in sales, operations and accounting along with additional employment costs such as recruiting, benefits and taxes. These increases were primarily due to the effects on the business as a result of the acquisition agreement and Offering with PentaStar. Other general and administrative expenses increased $128,000, or 66.3%, from $193,000 for the period ended September 30, 1998 to $321,000 for the period ended September 30, 1999. This increase was primarily due to professional fees and other non-recurring costs associated with the acquisition agreement and Offering with PentaStar together with increases in general overhead expenses such as supplies and utilities and a minor increase in rent.

     Loss from operations. Loss from operations increased $174,000 from a loss of $34,000 for the period ended September 30, 1998 to a loss of $208,000 for the period ended September 30, 1999. The increase was primarily attributable to the increase in costs and expenses discussed above. Loss from operations increased from 4.0% of revenues for the period ended September 30, 1998 to 24.0% of revenues for the period ended September 30, 1999 as a result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, decreased $3,000, from income of $1,000 for the period ended September 30, 1998 to an expense of $2,000 for the period ended September 30, 1999. Interest income, net of expense, consists of interest on available cash balances less interest expense associated with a line of credit.

     Income taxes. A benefit for income taxes of $11,000 was recorded for the period ended September 30, 1998 compared to a benefit for income taxes of $83,000 for the period ended September 30, 1999. The effective tax rates for the periods were 33.4% and 39.5%, respectively.

     Net loss. For the reasons discussed above, net loss increased from a net loss of $22,000 for the period ended September 30, 1998 to a net loss of $127,000 for the period ended September 30, 1999.

  Liquidity and Capital Resources

     ICM's operations provided net cash of $195,000 for the first nine months of 1999, which is an increase over the $124,000 provided for the first nine months of 1998 due to changes in the Company's working capital balances. ICM used net cash in investing activities of $283,000 in the first nine months of 1999 to purchase property, plant and equipment as well as to fund advances to related parties of ICM. During the first nine months of 1998, ICM used net cash of $205,000 to purchase property, plant and equipment as well as fund advances to related parties of ICM. Cash of $130,000 was provided by financing activities for the nine months ended September 30, 1999 by drawing on the line of credit.

     ICM expects to be able to fund its cash needs such as working capital through cash it generates from operations. It generally funds its purchases of property, plant and equipment with internally generated cash or debt. ICM maintains a $150,000 line of credit with a bank. At September 30, 1999, a balance of $136,000 was outstanding under this line of credit. PentaStar has repaid all interest bearing indebtedness and terminated the line of credit in conjunction with the acquisition of ICM. The cash portion of the purchase price otherwise payable to the shareholders of ICM at the closing was reduced by the amount of interest bearing indebtedness repaid.

YEAR 2000 RISKS

     Many software applications and computer hardware and related equipment and systems that use embedded technology, such as microprocessors, rely on two digits rather than four to represent years in performing computations and decision-making functions. These programs, hardware items and systems may fail beginning on January 1, 2000, or earlier, because they misinterpret "00" as the year 1900 rather than 2000. These failures could have a material effect on the Company because of the Company's direct dependence on the Company's own software, equipment and systems and the indirect dependence on those of third parties. The Company's year 2000 program has consisted of the following phases and is 98% complete:

     o identifying all items that may be affected by the year 2000;

     o investigating those items for year 2000 compliance;

     o assessing the potential impact of year 2000 non-compliance;

     o identifying solutions for non-compliant items;

     o repairing and replacing any non-compliant items;

     o testing those repairs and replacements; and

     o contingency planning.

     Although the Company has followed the general steps outlined above, the Company does not consider preparation and maintenance of formal inventories and risk rankings, detailed test plans and documentation of results as being necessary because of the small number of information technology systems used.

     The Company has contacted their primary service provider, U S WEST, and have obtained representations and assurances that their hardware, embedded technology systems and software, which the Company uses or which may otherwise impact the Company, has been or will be modified on a timely basis to be year 2000 compliant. The Company does not believe that any other third parties utilized will have a significant impact on operations based upon year 2000 compliance issues.

     All of the systems the Company currently uses include "off the shelf" software which can easily be replaced. If the systems are not year 2000 compliant, the Company will replace these systems prior to December 31, 1999.

     If the Company identifies significant risks related to year 2000 compliance or if progress deviates from the anticipated program, the Company will develop contingency plans as necessary.

     The Company does not anticipate any material adverse effect to the business from year 2000 failures, but can offer no guarantee that the Company will achieve total compliance. Factors that give rise to this uncertainty include the possible failure to identify all susceptible systems, non-compliance by third parties whose systems and operations impact the Company and a possible loss of technical resources to perform the work.

     The Company's most likely worst-case year 2000 non-compliance scenarios are:

     o an interruption in the ability to collect amounts due from U S WEST and other vendors;

     o loss of sales due to customers focusing on year 2000 issues rather than new communications services;

     o loss of accurate accounting records;

     o loss of phone service; and

     o office equipment failures.

     Depending on the length of any non-compliance or system failure, any of these situations could have a material adverse impact on the Company's ability to serve customers in a timely manner and result in lost business and revenues or increased costs. This disclosure is subject to protection under the Year 2000 Information and Readiness Disclosure Act of 1998, Public Law 105-271, as a "Year 2000 Statement" and "Year 2000 Readiness Disclosure" as that Act defines those terms.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS

                                 BALANCE SHEETS
                      (In thousands, except share amounts)


                                                                                      December 31,    September 30,
                                                                                          1998             1999
                                                                                      ------------    -------------
                                                                                                       (unaudited)
                              ASSETS

     CURRENT ASSETS:
         Cash and cash equivalents                                                       $   83           $    2
         Accounts receivable, net                                                           179              273
         Prepaid expenses and other                                                          46               10
         Deferred income taxes                                                              149              165
         Net current assets of discontinued operations                                       60               --
                                                                                         ------           ------
                   Total current assets                                                     517              450

     PROPERTY AND EQUIPMENT, net                                                            399              368
                                                                                         ------           ------
                   Total assets                                                          $  916           $  818
                                                                                         ======           ======


                 LIABILITIES AND SHAREHOLDER'S EQUITY

     CURRENT LIABILITIES:
         Related party borrowings, current maturities                                    $    5           $    5
         Current maturities of long-term borrowings                                          72               63
         Current maturities of capital leases                                                63               42
         Line of credit                                                                      --               37
         Accounts payable                                                                    71              103
         Accrued expenses                                                                   161              189
         Income taxes payable                                                                82               --
         Deferred revenue                                                                   114              150
                                                                                         ------           ------
                   Total current liabilities                                                568              589
                                                                                         ------           ------
     LONG-TERM BORROWINGS                                                                   185              136

     CAPITAL LEASE OBLIGATIONS                                                               18                9

     COMMITMENTS AND CONTINGENCIES

     SHAREHOLDER'S EQUITY:
         Preferred stock, no par value; 10,000,000 shares authorized;
            no shares issued and outstanding                                                 --               --
         Common stock, no par value; 25,000,000 shares authorized;
            10,000,000 shares issued and outstanding                                          1              114
         Retained earnings (deficit)                                                        144              (30)
                                                                                         ------           ------
                   Total shareholder's equity                                               145               84
                                                                                         ------           ------
                   Total liabilities and shareholder's equity                            $  916           $  818
                                                                                         ======           ======


                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS

                            STATEMENTS OF OPERATIONS
                                 (In thousands)


                                                                        NINE MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,
                                                                   ---------------------
                                                                     1998          1999
                                                                   -------        -------
                                                                        (UNAUDITED)
     REVENUES:
         Advanced communications services                          $1,344         $1,245
         Basic dial tone services                                     282             96
                                                                   ------         ------
                                                                    1,626          1,341
                                                                   ------         ------
     COSTS AND EXPENSES:
         Salaries and commissions                                     995          1,056
         Other general and administrative expenses                    410            412
                                                                   ------         ------
                                                                    1,405          1,468
                                                                   ------         ------
                   Income (loss) from operations                      221           (127)
                                                                   ------         ------
     OTHER (INCOME) EXPENSE:
         Interest expense                                              44             23
         Other (income) expense                                       (17)             6
                                                                   ------         ------
                   Other (income) expense                              27             29
                                                                   ------         ------
     INCOME (LOSS) FROM CONTINUING OPERATIONS
         BEFORE PROVISION FOR INCOME TAXES                            194           (156)

            Provision (benefit) for income taxes                       71            (58)
                                                                   ------         ------
     NET INCOME (LOSS) FROM CONTINUING
         OPERATIONS                                                   123            (98)

     LOSS FROM DISCONTINUED OPERATIONS
         (less applicable income tax benefit of $174 and
         $49, respectively)                                          (303)           (76)
                                                                   ------         ------
     NET LOSS                                                      $ (180)        $ (174)
                                                                   ======         ======

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS

                            STATEMENTS OF OPERATIONS
                                 (In thousands)


                                                                       THREE MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,
                                                                   ---------------------
                                                                     1998          1999
                                                                   -------        -------
                                                                        (UNAUDITED)
     REVENUES:
         Advanced communications services                          $  661         $  461
         Basic dial tone services                                      56             27
                                                                   ------         ------
                                                                      717            488
                                                                   ------         ------
     COSTS AND EXPENSES:
         Salaries and commissions                                     348            395
         Other general and administrative expenses                     98            132
                                                                   ------         ------
                                                                      446            527
                                                                   ------         ------
                   Income (loss) from operations                      271            (39)
                                                                   ------         ------
     OTHER (INCOME) EXPENSE:
         Interest expense                                               9              8
         Other (income) expense                                       (29)            (3)
                                                                   ------         ------
                   Other (income) expense                             (20)             5
                                                                   ------         ------
     INCOME (LOSS) FROM CONTINUING OPERATIONS
         BEFORE PROVISION FOR INCOME TAXES                            291            (44)

            Provision (benefit) for income taxes                      105            (16)
                                                                   ------         ------
     NET INCOME (LOSS) FROM CONTINUING
         OPERATIONS                                                   186            (28)

     LOSS FROM DISCONTINUED OPERATIONS
         (less applicable income tax benefit of $45)                  (78)            --
                                                                   ------         ------
     NET INCOME (LOSS)                                             $  108         $  (28)
                                                                   ======         ======

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                        NINE MONTHS
                                                                           ENDED
                                                                       SEPTEMBER 30,
                                                                   --------------------
                                                                     1998         1999
                                                                   -------       ------
                                                                        (UNAUDITED)

     CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                  $(180)        $(174)
         Adjustments to reconcile net loss to net cash
            used in operating activities-
               Depreciation                                           61            81
               Deferred income tax benefit                            --           (16)
               Changes in operating assets and liabilities-
                   Accounts receivable                               (57)          (94)
                   Prepaid expenses                                  (40)           36
                   Accounts payable                                   46            32
                   Accrued expenses                                 (124)           28
                   Income tax payable                               (105)          (82)
                   Deferred revenue                                   47            36
                   Discontinued operations                           (34)           60
                                                                   -----         -----
                   Net cash used in
                      operating activities                          (386)          (93)
                                                                   -----         -----
     CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment                           (7)          (50)
                                                                   -----         -----
                   Net cash used in investing activities              (7)          (50)
                                                                   -----         -----
     CASH FLOWS FROM FINANCING ACTIVITIES:
         Increase in line of credit                                  300            37
         Principal payments on related party borrowings              (66)           --
         Principal payments on long-term borrowings                  (36)          (58)
         Payments on capital lease                                   (63)          (30)
         Distributions to shareholder                                (66)           --
         Capital contribution                                         --           113
                                                                   -----         -----
                   Net cash provided by
                       financing activities                           69            62
                                                                   -----         -----

     NET (DECREASE) INCREASE IN CASH AND
         CASH EQUIVALENTS                                           (324)          (81)

     CASH AND CASH EQUIVALENTS, beginning of period                  591            83
                                                                   -----         -----

     CASH AND CASH EQUIVALENTS, end of period                      $ 267         $   2
                                                                   =====         =====

     SUPPLEMENTAL DISCLOSURES OF CASH
         FLOW INFORMATION:
            Cash paid for interest                                 $  44         $  23
                                                                   =====         =====
            Cash paid for taxes                                    $  12         $   0
                                                                   =====         =====

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                          NOTES TO FINANCIAL STATEMENTS
                          (Dollar amounts in thousands)
                                  (Unaudited)


(1)    BUSINESS AND ORGANIZATION

DMA Ventures, Inc., dba Access Communications, a Colorado corporation (the "Company") was incorporated on August 10, 1993 and acts as a sales agent for U S WEST Communications, Inc. ("U S WEST"). In addition, the Company is a network integrator, focused on converging technologies for voice, data and video communication ("Hardware Business"). Subsequent to December 31, 1998, the Company decided to discontinue the operations of the Hardware Business.

     Fiscal Year

The Company's fiscal year ends on July 31. The accompanying financial statements have been conformed to a December 31 year end in connection with the acquisition of the Company by PentaStar Communications, Inc. ("PentaStar").

     Dependence Upon U S WEST

The Company acts as a sales agent for and generates all of its continuing revenues from U S WEST, a regional Bell operating company. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - Interim Financial Information

The financial statements as of and for the three and nine months ended September 30, 1998 and 1999 are unaudited and prepared by the Company pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission; however, they include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation of the financial position and results of operations for these periods. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year.

     Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the useful lives or the remaining lease term. Estimated useful lives are as follows:

                                             Estimated Useful
                                              Life in Years
                                             ----------------
          Computer and telephone equipment          3-6
          Office furniture and equipment           5-10
          Leasehold improvements                   3-10
          Vehicles                                    5

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)


     Revenue Recognition

Revenue and the related commission expense are recognized in the month when services are installed by U S WEST. Deferred revenue in the accompanying balance sheets represents cash collected from U S WEST on uninstalled services.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments in the accompanying balance sheets approximates their fair value because of their short-term nature.

     Concentration of Credit Risk

The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

     Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)


     Advertising and Promotion

Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising appears.

     Income Taxes

Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

     Stock-Based Compensation

The Company accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for options granted to employees with an exercise price equal to or greater than the fair market of the underlying stock. Equity instruments granted to non-employees are recorded at fair value on the date of grant.

     Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") which is as amended by SFAS No. 137. The Company is required to adopt SFAS No. 133 in the year ended December 31, 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not evaluated the impact of adopting SFAS No. 133.

(3) BORROWINGS

       Line of Credit

The Company has a line of credit with Colorado Business Bank, N.A. which permits the Company to borrow up to $350 at a rate equal to the prime rate plus 1%. The line of credit is renewed on a yearly basis. Borrowings under the agreement are collateralized by all accounts, inventory, equipment and general intangibles of the Company, as well as shareholder owned marketable securities and the shareholder's life insurance policy. The Company's borrowings are limited to 75% of the total accounts receivable balance less than ninety days.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)

      Notes Payable

At December 31, 1998 and September 30, 1999, notes payable consisted of the following:


                                                                                    DECEMBER 31,   SEPTEMBER 30,
                                                                                        1998            1999
                                                                                    ------------   -------------
          Note payable to Colorado Business Bank, N.A., Denver, Colorado;
          interest at 9.5% per annum; collateralized by all accounts, inventory, equipment, general intangibles, and shareholder owned marketable securities; cross collateralized with the line of credit; co-borrower with the Company's shareholder and an officer; payable in monthly
          installments of $6.3; due April 2002.                                       $ 220           $ 174

          Note payable to Lexus Financial Services Corporation; interest at
          8.5% per annum; collateralized by a vehicle; payable in monthly
          principal and interest installments of $.884; due April 2002.               $  31           $  25

          Note payable to Colorado Business Bank, N.A., Littleton, Colorado;
          interest at 10.5% per annum; collateralized by a vehicle; payable in
          monthly principal and interest installments of $.798; paid August 1999.         6              --

          Note payable to shareholder; interest at the annual federal rate (5.1%
          at December 31, 1998), unsecured                                                5               5
                                                                                      -----           -----
                                                                                        262             204
          Less: current maturities                                                      (77)            (68)
                                                                                      -----           -----
          Long-term borrowings, net of current maturities                             $ 185           $ 136
                                                                                      =====           =====

     Capital Leases

The Company leases certain office furniture and equipment under agreements which are classified as capital leases.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)


(4) STOCK OPTION PLAN

In February 1998, the Company adopted a stock option plan which provides for the granting of options to employees, directors and consultants. A maximum of 700,000 shares of common stock may be issued under the plan. The option price, number of shares and grant date are determined at the discretion of the Company's Board of Directors. The exercise price of the options granted have been established at no less than the fair market value at the date of grant. Options granted under the plan expire ten years after the grant date and vest 1/12th on the last day of each fiscal quarter.


(5) RETIREMENT SAVING PLAN

The Company maintains a qualified retirement savings plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their compensation, subject to Internal Revenue Service limits. The plan allows for discretionary contributions to be made by the Company. The plan is administered by a third party.

(6) COMMITMENTS AND CONTINGENCIES

     Guarantees

In December 1995, the Company, acting as a co-borrower with its shareholder and an officer, obtained a loan from Key Bank ("Key Bank"). The funds were used to purchase, among other items, real estate owned by the shareholder and officer. The loan was secured by the real estate, through a Deed of Trust dated December 28, 1995. In May 1996, the U.S. Small Business Administration ("SBA") guaranteed the Key Bank loan, which resulted in the Deed of Trust being transferred to the SBA. In August of 1998, the Key Bank debt balance was paid in full, with proceeds obtained by the shareholder and officer from the Colorado Business Bank. The Company is a guarantor on the Colorado Business Bank note. The real estate securing the note has been leased by the Company since April of 1996.

The Colorado Business Bank note bears interest at 9% and is due in monthly principal and interest installments of $1. The note is secured by a first deed of trust and an assignment of rents between the Company and its shareholder. At September 30, 1999 the balance due on this note is approximately $120. The note is due January, 2016.

     Litigation

The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of such litigation will not have a material effect on the financial statements of the Company.

                               DMA VENTURES, INC.
                            dba ACCESS COMMUNICATIONS


                   NOTES TO FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)


(7) DISCONTINUED OPERATIONS

During February 1999, management approved a formal plan to dispose of the Company's Hardware Business. Operations related to this business ceased on April 30, 1999, with the completion of all installations. The Company reduced its labor force, eliminated all inventories, and wrote-down the value of the property and equipment. As a result of this decision, the Company has reflected the operations of the hardware business as discontinued operations in the accompanying financial statements.

(8) SUBSEQUENT EVENTS

On August 13, 1999, the sole shareholder at the Company entered into a definitive agreement with PentaStar Communications, Inc. ("PentaStar"), pursuant to which all outstanding shares of the Company's stock would be exchanged for cash and shares of PentaStar common stock. The transaction was completed on October 26, 1999 for approximately $500 in cash and 205,000 shares of PentaStar common stock. The cash portion of the consideration is subject to adjustment based upon certain closing balance sheet amounts. Additional shares of PentaStar common stock may be issued to the shareholder based upon the relative earnings performance of the Company to that of other acquired companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain matters discussed in this Report are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement includes words such as "anticipates," "expects," "believes" and "intends" or other similar words. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes are described in detail in PentaStar's Registration Statement on Form SB-2 (No. 333-85281) under the heading "Risk Factors" and include:

o The Company's reliance on regional bell operating companies and other service providers for communications services.

o The Company's ability to increase revenues from service providers other than local access service providers.

     Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date here of and PentaStar undertakes no obligations to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GENERAL

     The following discussion and analysis of financial condition and results of operations of DMA Ventures, Inc., d/b/a Access Communications ("Access" or the "Company"), should be read in conjunction with the financial statements as of September 30, 1999 and for the nine months and three months ended September 30, 1999, which provide additional information regarding financial condition and operating results.

     On August 13, 1999, the shareholder of the Company entered into an acquisition agreement with PentaStar, pursuant to which all outstanding shares of the Company's stock would be exchanged for cash and shares of PentaStar common stock.

     The acquisition of Access was structured to be completed and closed immediately prior to PentaStar's Offering. The closing of the acquisition of Access was a condition imposed by the underwriters of the Offering to the closing of the Offering. As a result of this structure, significant disclosures regarding Access's operations, financial statements, contracts and policies and procedures were included in PentaStar's registration statement on Form SB-2 under the Securities Act of 1933 filed with the Securities and Exchange Commission on August 16, 1999. The registration statement became effective on October 26, 1999 and PentaStar successfully closed on the acquisition of Access and completed the Offering. Accordingly, from and after October 26, 1999, PentaStar is the parent company of Access and the financial statements of Access will be reported in the consolidated financial statements of PentaStar.

     "Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be considered reflective of the continuing results of operations and financial condition of Access as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

RESULTS OF OPERATIONS

  Nine-month period ended September 30, 1998 compared to the nine-month period ended September 30, 1999

     Revenues. Advanced communications services revenues decreased $99,000, or 7.4%, from $1,344,000 for the period ended September 30, 1998 to $1,245,000 for the period ended September 30, 1999. This decrease was primarily attributable to attention diverted from the core operations of the Company as it focused its attention on the acquisition agreement and Offering with PentaStar. Basic dial tone services revenues decreased $186,000, or 66.0%, from $282,000 for the period ended September 30, 1998 to $96,000 for the period ended September 30, 1999. This decline was primarily attributable to a decreased focus on basic communications services and increased focus on advanced communications services, primarily for data.

     Costs and expenses. Salaries and commissions increased $61,000, or 6.1%, from $995,000 for the period ended September 30, 1998 to $1,056,000 for the period ended September 30, 1999. This increase was primarily attributable to increased staffing in sales, operations and accounting along with additional employment costs. These increases were primarily due to the effects on the business as a result of the acquisition agreement and Offering with PentaStar. Other general and administrative expenses remained relatively constant for the period ended September 30, 1998 as compared to the period ended September 30, 1999.

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     Income (loss) from operations. Loss from operations increased $348,000, from income of $221,000 for the period ended September 30, 1998 to a loss of $127,000 for the period ended September 30, 1999. This increase in loss from operations is primarily attributable to the decrease in revenues from basic dial tone services and the increases in costs and expenses discussed above. Income
(loss) from operations changed from 13.6% of revenues for the period ended September 30, 1998 to (9.5%) of revenues for the period ended September 30, 1999 as a result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, increased $2,000, or 7.4%, from an expense of $27,000 for the period ended September 30, 1998 to an expense of $29,000 for the period ended September 30, 1999. Other expenses in these periods primarily reflect interest on a line of credit and long-term borrowings.

     Income taxes. Access provided an income tax benefit that increased $129,000, from a provision of $71,000 for the period ended September 30, 1998 to a benefit of $58,000 for the period ended September 30, 1999. The effective tax rate increased from 36.6% to 37.2% between periods.

     Loss from discontinued operations. Loss from discontinued operations decreased $227,000, or 74.9%, from $303,000 for the period ended September 30, 1998 to $76,000 for the period ended September 30, 1999. The loss from discontinued operations is net of income tax benefits of $174,000 for the period ended September 30, 1998 and $49,000 for the period ended September 30, 1999. The loss from discontinued operations relates to the disposition of Access' hardware business in April 1999.

     Net loss. For the reasons discussed above, net loss decreased
$6,000, or 3.3%, from a net loss of $180,000 for the period ended September 30, 1998 to a net loss of $174,000 for the period ended September 30, 1999.


     Three month period ended September 30, 1998 compared to the three month period ended September 30, 1999

     Revenues. Advanced communications services revenues decreased $200,000, or 30.3%, from $661,000 for the period ended September 30, 1998 to $461,000 for the period ended September 30, 1999. This decrease was primarily attributable to attention diverted from the core operations of the Company as it focused its attention on the formation of PentaStar, the development of PentaStar's business plan, the acquisition agreement and Offering with PentaStar. Basic dial tone services revenues decreased $29,000, or 51.8%, from $56,000 for the period ended September 30, 1998 to $27,000 for the period ended September 30, 1999. This decrease was primarily attributable to a decreased focus on basic communications services and the same reasons as discussed for advanced communications services.

     Costs and expenses. Salaries and commissions increased $47,000, or 13.5%, from $348,000 for the period ended September 30, 1998 to $395,000 for the period ended September 30, 1999. This increase was primarily attributable to increased staffing in sales, operations and accounting along with additional employment costs. These increases were incurred primarily due to the effects on the business as a result of the acquisition agreement and Offering with PentaStar. Other general and administrative expenses increased $34,000, or 34.7%, from $98,000 for the period ended September 30, 1998 to $132,000 for the period ended September 30, 1999. This was primarily due to professional fees and other non-recurring costs associated with the acquisition agreement and Offering with PentaStar.

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     Income (loss) from operations. Loss from operations increased $310,000, from income of $271,000 for the period ended September 30, 1998 to a loss of $39,000 for the period ended September 30, 1999. The increase in loss from operations is primarily attributable to the decrease in revenues and the increase in costs and expenses discussed above. Income (loss) from operations changed from 37.8% of revenues for the period ended September 30, 1998 to (8.0%) of revenues for the period ended September 30, 1999 as a result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, increased $25,000, from income of $20,000 for the period ended September 30, 1998 to an expense of $5,000 for the period ended September 30, 1999. Other expenses primarily reflect interest on a line of credit and long-term borrowings. Other income primarily reflects non-recurring refunds not related to current period operations.

     Income taxes. Access provided an income tax benefit that increased $121,000, from a provision of $105,000 for the period ended September 30, 1998 to a benefit of $16,000 for the period ended September 30, 1999. The effective tax rates for the periods were 36.1% and 36.4%, respectively.

     Loss from discontinued operations. A loss from discontinued operations of $78,000 was recorded for the period ended September 30, 1998. The loss from discontinued operations is net of an income tax benefit of $45. The loss from discontinued operations relates to the disposition of Access' hardware business in April 1999.

     Net income (loss). For the reasons discussed above, net income (loss) decreased from net income of $108,000 for the period ended September 30, 1998 to a net loss of $28,000 for the period ended September 30, 1999.

  Liquidity and Capital Resources

     Access' operations used $93,000 of net cash for the first nine months of 1999, a decrease of $293,000 from $386,000 used in operations for the first nine months of 1998. Access used net cash in investing activities of $50,000 in the first nine months of 1999, all of which it spent on property, plant and equipment compared to the $7,000 used to purchase property, plant and equipment in the first nine months of 1998. In the first nine months of 1999, Access generated net cash of $62,000 from its financing activities, which reflected net proceeds from capital contributions and borrowings under its line of credit and payments to fund capital lease obligations and long-term borrowings. During the first nine months of 1998, Access generated net cash of $69,000 from its financing activities by drawing on its line of credit to fund payments on borrowings of a party related to Access and other long-term borrowings, capital lease obligations, as well as to make distributions to its shareholder.

     Access expects to be able to fund its cash needs such as working capital through cash it generates from its operations. It generally funds its purchases of property, plant and equipment with internally generated cash or debt. Access maintains a $350,000 line of credit with a bank. At September 30, 1999, it had $37,000 outstanding under this line of credit. PentaStar has repaid all interest bearing indebtedness and terminated the line of credit in conjunction with the acquisition of Access. The cash portion of the purchase price otherwise payable to the shareholder of Access at the closing was reduced by the amount of interest bearing indebtedness so repaid.

YEAR 2000 RISKS

     Many software applications and computer hardware and related equipment and systems that use embedded technology, such as microprocessors, rely on two digits rather than four to represent years in performing computations and decision-making functions. These programs, hardware items and systems may fail beginning on January 1, 2000, or earlier, because they misinterpret "00" as the year 1900 rather than 2000. These failures could have a material effect on the Company because of the Company's direct dependence on the Company's own software, equipment and systems and the indirect dependence on those of third parties. The Company's year 2000 program has consisted of the following phases and is 98% complete:

     o identifying all items that may be affected by the year 2000;

     o investigating those items for year 2000 compliance;

     o assessing the potential impact of year 2000 non-compliance;

     o identifying solutions for non-compliant items;

     o repairing and replacing any non-compliant items;

     o testing those repairs and replacements; and

     o contingency planning.

     Although the Company has followed the general steps outlined above, the Company does not consider preparation and maintenance of formal inventories and risk rankings, detailed test plans and documentation of results as being necessary because of the small number of information technology systems used.

     The Company has contacted their primary service provider, U S WEST, and have obtained representations and assurances that their hardware, embedded technology systems and software, which the Company uses or which may otherwise impact the Company, has been or will be modified on a timely basis to be year 2000 compliant. The Company does not believe that any other third parties utilized will have a significant impact on operations based upon year 2000 compliance issues.

     All of the systems the Company currently uses include "off the shelf" software which can easily be replaced. If the systems are not year 2000 compliant, the Company will replace these systems prior to December 31, 1999.

     If the Company identifies significant risks related to year 2000 compliance or if progress deviates from the anticipated program, the Company will develop contingency plans as necessary.

     The Company does not anticipate any material adverse effect to the business from year 2000 failures, but can offer no guarantee that the Company will achieve total compliance. Factors that give rise to this uncertainty include the possible failure to identify all susceptible systems, non-compliance by third parties whose systems and operations impact the Company and a possible loss of technical resources to perform the work.

     The Company's most likely worst-case year 2000 non-compliance scenarios are:

     o an interruption in the ability to collect amounts due from U S WEST and other vendors;

     o loss of sales due to customers focusing on year 2000 issues rather than new communications services;

     o loss of accurate accounting records;

     o loss of phone service; and

     o office equipment failures.

     Depending on the length of any non-compliance or system failure, any of these situations could have a material adverse impact on The Company's ability to serve customers in a timely manner and result in lost business and revenues or increased costs. This disclosure is subject to protection under the Year 2000 Information and Readiness Disclosure Act of 1998, Public Law 105-271, as a "Year 2000 Statement" and "Year 2000 Readiness Disclosure" as that Act defines those terms.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 1999                  PENTASTAR COMMUNICATIONS, INC.

                                        By:  /s/ David L. Dunham
                                            ----------------------------------
                                                 David L. Dunham
                                                 Chief Financial Officer